Exhibit 99.1

For Immediate Release

Contact:

J. Rossi

Vice President, Marketing/Communications

HLM Design, Inc.

Tel: 704.358.0779

Fax: 704.358.0229

www.hlmdesign.com

SEC Grants Order Delisting HLM Design, Inc.;

HLM Files Form 15 to Deregister as a Public Reporting Company

Charlotte, NC (July23, 2003) – HLM Design, Inc. (Amex: HMD) today announced that the SEC granted an order delisting the company from AMEX. Thereafter, HLM Design, Inc. filed a Form 15 with the Securities and Exchange Commission to deregister as a public reporting company.

After these actions, Joseph M. Harris, AIA, RIBA, Chairman and Chief Executive Officer of HLM Design, Inc. explained, “We believe that delisting and deregistration will permit management to allocate more time and money to revenue producing activities that increase the Company’s performance.”

Firms managed by HLM Design, Inc. provide architecture, engineering, and planning services that enhance the lives of those who use the facilities they design while contributing to the success of their clients’ businesses. Firms managed by HLM Design, Inc. are located in fourteen cities and serve commercial and institutional clients internationally. For additional information, visit the HLM Design website at www.hlmdesign.com.

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